Exhibit 99.1

ZBB ENERGY CORPORATION ANNOUNCES PRICING OF PUBLIC OFFERING OF COMMON STOCK

MILWAUKEE, WI--(Marketwire – August 22, 2014) – ZBB Energy Corporation (NYSE MKT: ZBB) (the "Company"), a leading developer of intelligent, renewable energy power platforms and hybrid vehicle control systems, today announced that it has priced a firm commitment underwritten public offering of 11,520,000 shares of its common stock at a price to the public of $1.12. In addition, the underwriter has exercised in full its option, granted by the Company, to purchase up to 1,728,000 additional shares of common stock to cover over-allotments. The offering is expected to close on or about August 27, 2014, subject to satisfaction of customary closing conditions.

The total gross proceeds of the offering are expected to be approximately $14,837,760. After deducting the underwriter’s discount and other estimated offering expenses payable by the Company, the net proceeds are expected to be approximately $13,547,494. These amounts include the exercise of the underwriter’s over-allotment option. The Company intends to use the net proceeds of the offering for general corporate and working capital purposes.

Craig-Hallum Capital Group LLC acted as sole managing underwriter for the offering.

A shelf registration statement relating to these securities was previously filed with, and declared effective by, the U.S. Securities and Exchange Commission on June 25, 2014. A preliminary prospectus supplement related to the offering was filed with the U.S. Securities and Exchange Commission on August 18, 2014. Copies of the final prospectus supplement and accompanying prospectus for the offering may be obtained by contacting Craig-Hallum Capital Group LLC, 222 South Ninth Street, Suite 350, Minneapolis, MN 55402, by calling 612-334-6300. An electronic copy of the final prospectus supplement and accompanying prospectus relating to the offering is available on the website of the U.S. Securities and Exchange Commission at www.sec.gov.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities of the ZBB Energy Corporation, and shall not constitute an offer, solicitation or sale of any security in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About ZBB Energy Corporation
ZBB Energy Corporation (NYSE MKT: ZBB) designs, develops, licenses and manufactures advanced energy storage and power electronics systems, as well as engineered custom and semi-custom products targeted at the growing global need for distributed renewable energy, energy efficiency, power quality, and grid modernization. ZBB's portfolio includes integrated power management platforms that combine advanced power and energy controls plus energy storage to optimize renewable energy sources and conventional power inputs for grid connected and off-grid applications. ZBB's innovative platforms solve a wide range of electrical system challenges in global markets for utility, governmental, commercial, industrial and residential customers. In addition, the platforms ensure optimal efficiencies today, while offering the flexibility to adapt and scale to future requirements. ZBB's corporate offices, engineering and development, and production facilities are located in Menomonee Falls, WI, USA with a research facility also located in Perth, Western Australia. ZBB has a joint venture with Meineng Energy, a provider of leading-edge energy storage systems and solutions to the greater China market. For more information, visit: www.zbbenergy.com.

Safe Harbor Statement
Certain statements made in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended that are intended to be covered by the "safe harbor" created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as "believe," "expect," "may," "will," "should," "could," "seek," "intend," "plan," "estimate," "anticipate" or other comparable terms. Forward-looking statements in this press release may address the following subjects among others: statements regarding the proposed underwritten public offering and our intent regarding the use of proceeds from the offering. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and in Management's Discussion and Analysis of Financial Condition and Results of Operations sections of our most recently filed Annual Report on Form 10-K and our subsequently filed Quarterly Reports on Form 10-Q. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

ZBB Energy Contact:
Dilek Wagner
Vice President of Finance
262-253-9800 ext. 122

Investor Relations Contact:
David Mossberg
Three Part Advisors, LLC
817-310-0051